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                                                                    Exhibit 4.41

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                             Supplemental Indenture

                                Dated May 1, 2000




                           KENTUCKY UTILITIES COMPANY

                                       TO

                       US BANK TRUST NATIONAL ASSOCIATION
                             AND PATICK J. CROWLEY,
                                   AS TRUSTEES



        (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED
       MAY 1, 1947, AS AMENDED, HERETOFORE EXECUTED BY KENTUCKY UTILITIES
             COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST
             COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES.)

                              ---------------------

                      (PROVIDING FOR FIRST MORTGAGE BONDS,
                         POLLUTION CONTROL SERIES NO. 11
                                DUE MAY 1, 2023)



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


         THIS SUPPLEMENTAL INDENTURE, dated May 1, 2000, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation organized and existing under the laws of the Commonwealths of Kentucky and Virginia (hereinafter commonly referred to as the "Company"), and US BANK TRUST NATIONAL ASSOCIATION, a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois, formerly named First Trust of Illinois, National Association, successor to Bank of America Illinois, formerly named Continental Bank, National Association and Continental Illinois National Bank and Trust Company of Chicago (hereinafter commonly referred to as the "Trustee"), and Patrick J. Crowley (successor Co-Trustee), of Borough of Montvale, County of Bergen, State of New Jersey, as Trustees under the Indenture of Mortgage or Deed of Trust dated May 1, 1947, as modified and amended by the several indentures supplemental thereto heretofore executed by and between the Company and the Trustees from time to time under said Indenture of Mortgage or Deed of Trust; said Indenture of Mortgage or Deed of Trust, as so modified and amended, being hereinafter commonly referred to as the "Indenture"; and said Trustees under the Indenture being hereinafter commonly referred to as the "Trustees" or the "Trustees under the Indenture"; Witnesseth:

         WHEREAS, the Company, by resolution of its Board of Directors or the Pricing Committee thereof duly adopted, has determined to issue forthwith an additional series of its bonds to be secured by the Indenture, as hereby modified and amended, such bonds to be known and designated as First Mortgage Bonds, Pollution Control Series No. 11 (hereinafter sometimes referred to as the "bonds of Series No. 11 or the "bonds of said Series"), and to be authorized, authenticated and issued only as registered bonds without coupons; and

         WHEREAS, the County of Mercer in the Commonwealth of Kentucky (the "County") has agreed to issue $12,900,000 in principal amount of its Solid Waste Disposal Facility Revenue Bonds, 2000 Series A (Kentucky Utilities Company Project) (the "Revenue Bonds"), which Revenue Bonds will be issued pursuant to the provisions of the Indenture of Trust dated as of May 1, 2000 (the "County Indenture"), between the County and The Bank of New York, New York, New York, as Trustee (said Trustee or any successor trustee under the County Indenture being hereinafter referred to as the "County Trustee"); and

         WHEREAS, the proceeds of the Revenue Bonds (other than any accrued interest thereon) will be loaned by the County to the Company pursuant to the provisions of the Loan Agreement dated as of May 1, 2000 (the "Agreement"), between the County and the Company, in order to provide a portion of the funds required to pay and discharge $12,900,000 in outstanding principal amount of the County of Mercer, Kentucky Collateralized Solid Waste Disposal Facility Revenue Bonds (Kentucky Utilities Company Project) 1990 Series A (the "Refunded Bonds"); and

         WHEREAS, the proceeds of the Refunded Bonds were used to finance the acquisition, construction, installation and equipping of certain solid waste disposal facilities used in connection with the Brown Generating Station of the Company situated in the County and which are more fully described in Exhibit A to the Agreement; and

         WHEREAS, payments by the Company under and pursuant to the Agreement have been assigned by the County to the County Trustee in order to secure the payment of the Revenue Bonds; and in order to further secure the payment of the Revenue Bonds, the Company desires to issue its bonds of Series No. 11 to the County Trustee as provided in the Agreement; and

         WHEREAS, the Company desires, in accordance with the provisions of
Article I, Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of creating and authorizing its bonds of Series No. 11 and modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

         WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company or the Pricing Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

         WHEREAS, the bonds of Series No. 11 are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of such bonds shall be substantially in the following form, to wit:

                     (Form of face of bond of Series No. 11

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         This bond is nontransferable except as may be required to effect a transfer to any successor trustee under the Indenture of Trust dated as of May 1, 2000 between Mercer County, Kentucky, and The Bank of New York as Trustee.

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No. ____________                                               $________________

                           Kentucky Utilities Company
              First Mortgage Bond, Pollution Control Series No. 11
                                 Due May 1, 2023

         Kentucky Utilities Company, a Kentucky and Virginia corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to The Bank of New York, New York, New York, as Trustee under the Indenture of Trust (the "County Indenture") dated May 1, 2000, from the County of Mercer, Kentucky, (the "County") to The Bank of New York or any successor trustee under the County Indenture (the "County Trustee"), the principal sum of ____________________ Dollars on the Demand Redemption Date, as hereinafter defined, and to pay on the Demand Redemption Date to the County Trustee interest on said sum from the Initial Interest Accrual Date, as hereinafter defined, to the Demand Redemption Date, at the interest rate or rates determined for the "Interest Rate Mode" (as described in Section 2.02 of the County Indenture) applicable to the Revenue Bonds referred to on the reverse hereof as selected from time to time by the Company, subject to the provisions hereinafter set forth in the event of a rescission of a Redemption Demand, as hereinafter defined. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in Louisville,

Kentucky, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

         The provisions of this bond are continued on the reverse side hereof and such continued provisions shall have the same effect, for all purposes, as though fully set forth at this place. This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

         IN WITNESS WHEREOF, Kentucky Utilities Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be hereto affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated as of

                                 KENTUCKY UTILITIES COMPANY

                                 By
                                   --------------------------------------------
                                               VICE PRESIDENT

ATTEST:

------------------------------
           SECRETARY

                 (Form of reverse side of bond of Series No. 11

         This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated May 1, 1947, executed and delivered by the Company to US Bank Trust National Association, successor to Bank of America Illinois (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the indentures supplemental thereto heretofore executed and delivered by the Company to the Trustees under said indenture of mortgage, including the indenture supplemental thereto dated May 1, 2000, executed and delivered by the Company to said US Bank Trust National Association and Patrick J. Crowley (successor Co-Trustee), as Trustees (collectively the "Trustees"), prior to the authentication of this bond (said indenture of mortgage and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"). Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

         This bond is one of a series of bonds of the Company issued under the Indenture and designated as First Mortgage Bonds, Pollution Control Series No. 11 (hereinafter called the "bonds of Series No. 11" or the "bonds of said Series"). The bonds of Series No. 11 have been issued to The Bank of New York, as trustee (said trustee or any successor trustee being hereinafter referred to as the "County Trustee") under the Indenture of Trust dated as of May 1, 2000 (the "County Indenture"), between the County and the County Trustee, to secure payment of the Solid Waste Disposal Facility Revenue Bonds, 2000 Series A (Kentucky Utilities Company Project) (the "Revenue Bonds"), issued by the County under the County Indenture, the proceeds of which (other than any accrued interest thereon) have been loaned to the Company pursuant to the provisions of the Loan Agreement dated as of May 1, 2000 (the "Agreement"), between the Company and the County.

         Except as provided in the next succeeding paragraph, in the event of a default under Section 9.1 of the Agreement or in the event of a default in the payment of the principal of, premium, if any, or interest (and such default in the payment of interest continues for the full grace period, if any, permitted by the County Indenture and the Revenue Bonds) on the Revenue Bonds, whether at maturity, by tender for purchase, by acceleration, by sinking fund, redemption or otherwise, as and when the same becomes due, the bonds of Series No. 11 shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the County Trustee stating that there has been such a default, stating that it is acting pursuant to the authorization granted by Section 9.02(c) of the County Indenture, specifying the last date to which interest on the Revenue Bonds has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the bonds of Series No. 11. The Trustee shall, within 10 days after receiving such Redemption Demand, mail a copy thereof to the Company marked to indicate the date of its receipt by the

Trustee. Promptly upon receipt by the Company of such copy of a Redemption Demand, the Company shall fix a date on which it will redeem the bonds of Series No. 11 so demanded to be redeemed (hereinafter called the "Demand Redemption Date"). Notice of the date fixed as and for the Demand Redemption Date shall be mailed by the Company to the Trustee at least 30 days prior to such Demand Redemption Date. The date to be fixed by the Company as and for the Demand Redemption Date may be any date up to and including the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) May 1, 2023, provided that if the Trustee shall not have received such notice fixing the Demand Redemption Date within 90 days after receipt by it of the Redemption Demand, the Demand Redemption Date shall be deemed to be the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) May 1, 2023. The Trustee shall mail notice of the Demand Redemption Date (such notice being hereinafter called the "Demand Redemption Notice") to the County Trustee not more than 10 nor less than five days prior to the Demand Redemption Date. Notwithstanding the foregoing, if a default to which this paragraph is applicable is existing on May 1, 2023, such date shall be deemed to be the Demand Redemption Date without further action (including actions specified in this paragraph) by the County Trustee, the Trustee or the Company. The bonds of Series No. 11 shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the County Trustee to the Trustee, at a redemption price equal to the principal amount thereof, plus accrued interest thereon at the rate or rates then applicable to the Revenue Bonds or determined under the provisions of the County Indenture from the Initial Interest Accrual Date to the Demand Redemption Date. If a Redemption Demand is rescinded by the County Trustee by written notice to the Trustee prior to the Demand Redemption Date, no Demand Redemption Notice shall be given, or, if already given, shall be automatically annulled, and interest on the bonds of Series No. 11 shall cease to accrue, all interest accrued thereon shall be automatically rescinded and cancelled and the Company shall not be obligated to make any payments of principal of or interest on the bonds of this Series; but no such rescission shall extend to or affect any subsequent default or impair any right consequent thereon.

         In the event that all of the bonds outstanding under the Indenture shall have become immediately due and payable, whether by declaration or otherwise, and such acceleration shall not have been annulled, the bonds of Series No. 11 shall bear interest at the rate or rates applicable to the Revenue Bonds from the Initial Interest Accrual Date, as specified in a written notice to the Trustee from the County Trustee, and the principal of and interest on the bonds of said Series from the Initial Interest Accrual Date shall be payable in accordance with the provisions of Article X of the Indenture.

         Upon payment of the principal of and premium, if any, and interest on the Revenue Bonds, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to and cancellation thereof by the County Trustee (other than any Revenue Bond that was cancelled by the County Trustee and for which one or more other Revenue Bonds were delivered and authenticated pursuant to the County Indenture in lieu of or in exchange or substitution for such cancelled Revenue Bond), or upon provision for the payment thereof having been made in accordance with the County Indenture, bonds of Series No. 11 in a principal amount equal to the principal amount of the Revenue Bonds so surrendered and cancelled or for the provision for which payment has been made shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such bonds of Series No. 11 shall be surrendered by the County Trustee to the Trustee and shall be cancelled by the Trustee. From and after the Release

Date (as defined below), the bonds of Series No. 11 shall be deemed fully paid, satisfied and discharged and the obligations of the Company hereunder and thereunder shall be terminated. The Release Date shall be the date that the Bond Insurer (as such term is defined in the County Indenture), at the request of the Company, consents to the release of the bonds of Series No. 11 as security for the Revenue Bonds, provided that in no event shall that date be later than the date as of which all bonds issued under the Indenture prior to the date of initial issuance of this bond (and excluding bonds of Series No. 11) have been retired through payment, redemption or otherwise (including those bonds "deemed to be paid" within the meaning of that term as used in Article XII of the Indenture) at, before or after the maturity thereof. On the Release Date, the bonds of Series No. 11 shall be surrendered by the County Trustee to the Trustee whereupon the bonds of Series No. 11 so surrendered shall be cancelled by the Trustee.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond is nontransferable except as may be required to effect a transfer to any successor trustee under the County Indenture. Any such transfer may be made by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

         AND WHEREAS, there is to be endorsed on each of the bonds of Series No. 11 (whether in temporary or definitive form) a certificate of the Trustee substantially in the following form, to-wit:

                              Trustee's Certificate

         This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                   US BANK TRUST NATIONAL ASSOCIATION
                                   AS TRUSTEE

                                   By
                                     ------------------------------------------
                                                  AUTHORIZED OFFICER

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto US BANK TRUST NATIONAL ASSOCIATION AND PATRICK J. CROWLEY, as Trustees under the Indenture as therein provided, and the successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal (1) which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, and which at the date hereof are owned by the Company, and (2) which shall be acquired by the Company, through construction, purchase, consolidation, merger, or otherwise, on or subsequent to the date hereof, together, in each case, with the rents, issues, products and profits therefrom, EXCEPTING, HOWEVER, AND THERE IS HEREBY EXPRESSLY RESERVED AND EXCLUDED FROM THE LIEN AND EFFECT OF THE INDENTURE AND OF THIS SUPPLEMENTAL INDENTURE, all right, title and interest of the Company, now owned, or hereinafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and
(c) all lamps and supplies, machinery, appliances, goods, wares, merchandise, commodities, equipment, apparatus, materials and/or supplies acquired or held by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil, ore, copper and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

         Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said US BANK TRUST NATIONAL ASSOCIATION AND PATRICK J. CROWLEY, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Section 5 of Article V of this supplemental indenture (said description being incorporated herein by reference with the same force and effect as if set forth at length herein), and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining.

         TO HAVE AND TO HOLD all said property, right and interests hereinabove described or referred to and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom unto said US BANK TRUST NATIONAL ASSOCIATION AND PATRICK J. CROWLEY, as Trustees under the Indenture, as hereby modified and amended, and unto their successor or successors in trust forever, BUT IN TRUST NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby modified and amended.

         And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby modified and amended, of bonds of Series No. 11 and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify and amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                                   ARTICLE I.

         A series of bonds issuable under the Indenture, as hereby modified and amended, and to be known and designated as "First Mortgage Bonds, Pollution Control Series No. 11" (hereinafter sometimes referred to as the "bonds of Series No. 11" or the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, in denominations of $5,000 and integral multiples thereof, is hereby created and authorized. The bonds of said Series shall be payable as provided in Section 2 of Article II hereof and shall be substantially in the form thereof hereinbefore recited. Each bond of said Series shall be issued to and registered in the name of the County Trustee and shall be nontransferable except as required to effect any transfer of bonds of said Series to any successor trustee under the County Indenture. Each bond of said Series shall be dated as of the date of issuance of the Revenue Bonds.

                                  ARTICLE II.

         Section 1. The bonds of Series No. 11 shall bear interest, and the principal thereof and interest thereon shall be payable, only to the extent and in the manner provided in Section 2 of this Article. The bonds of said Series shall mature on May 1, 2023. The bonds of said Series shall be payable, both as to principal and interest, at the office or agency of the Company in Louisville, Kentucky in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

         The bonds of said Series shall be deemed fully paid, and the obligations of the Company thereunder shall be terminated, to the extent and in the manner provided in Section 3 of this Article.

         Section 2. (a) Except as provided in paragraph (b) of this Section 2, in the event of a default under Section 9.1 of the Agreement or in the event of a default in the payment of the principal of, premium, if any, or interest (and such default in the payment of interest continues for the full grace period, if any, permitted by the County Indenture and the Revenue Bonds) on the Revenue Bonds, whether at maturity, by tender for purchase, by acceleration, by sinking fund, redemption or otherwise, as and when the same becomes due, the bonds of Series No. 11 shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the County Trustee stating that there has been such a default, stating that it is acting pursuant to the authorization granted by Section 9.02(c) of the County Indenture, specifying the last date to which interest on the Revenue Bonds has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the bonds of Series No. 11. The Trustee shall, within 10 days after receiving such Redemption Demand, mail a copy thereof to the Company marked to indicate the date of its receipt by the Trustee. Promptly upon receipt by the Company of such copy of a Redemption Demand, the Company shall fix a date on which it will redeem the bonds of Series No. 11 so demanded to be redeemed (hereinafter called the "Demand Redemption Date"). Notice of the date fixed as and for the Demand Redemption Date shall be mailed by the Company to the Trustee at least 30 days prior to such Demand Redemption Date. The date to be fixed by the Company as and for the Demand Redemption Date may be any date up to and including the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) May 1, 2023, provided that if the Trustee shall not have received such notice fixing the Demand Redemption Date within 90 days after receipt by it of the Redemption Demand, the Demand Redemption Date shall be deemed to be the earlier of (i) the 120th day after receipt by the Trustee of the Redemption Demand or (ii) May 1, 2023. The Trustee shall mail notice of the Demand Redemption Date (such notice being hereinafter called the "Demand Redemption Notice") to the County Trustee not more than 10 nor less than five days prior to the Demand Redemption Date. Notwithstanding the foregoing, if a default to which this paragraph is applicable is existing on May 1, 2023, such date shall be deemed to be the Demand Redemption Date without further action (including actions specified in this paragraph) by the County Trustee, the Trustee or the Company. The bonds of Series No. 11 shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the County Trustee to the Trustee, at a redemption price equal to the principal amount thereof, plus accrued interest thereon at the rate or rates then applicable to the Revenue Bonds or determined under the provisions of the County Indenture from the Initial Interest Accrual Date to the Demand Redemption Date. If a

Redemption Demand is rescinded by the County Trustee by written notice to the Trustee prior to the Demand Redemption Date, no Demand Redemption Notice shall be given, or, if already given, shall be automatically annulled, and interest on the bonds of Series No. 11 shall cease to accrue, all interest accrued thereon shall be automatically rescinded and cancelled and the Company shall not be obligated to make any payments of principal of or interest on the bonds of this Series; but no such rescission shall extend to or affect any subsequent default or impair any right consequent thereon.

                  (b) In the event that all of the bonds outstanding under the Indenture shall have become immediately due and payable, whether by declaration or otherwise, and such acceleration shall not have been annulled, the bonds of Series No. 11 shall bear interest at the rate or rates applicable to the Revenue Bonds from the Initial Interest Accrual Date, as specified in a written notice to the Trustee from the County Trustee, and the principal of and interest on the bonds of said Series from the Initial Interest Accrual Date shall be payable in accordance with the provisions of Article X of the Indenture.

                  (c) Anything herein contained to the contrary notwithstanding, the Trustee is not authorized to take any action pursuant to a Redemption Demand or a rescission thereof or a written notice required by paragraph (b) of this
Section 2, and such Redemption Demand, rescission or notice shall be of no force or effect, unless it is executed in the name of the County Trustee by one of its Vice-Presidents.

         Section 3. Upon payment of the principal of and premium, if any, and interest on the Revenue Bonds, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to and cancellation thereof by the County Trustee, or upon provision for the payment thereof having been made in accordance with Article VIII of the County Indenture, bonds of Series No. 11 in a principal amount equal to the principal amount of the Revenue Bonds so surrendered and cancelled shall be surrendered by the County Trustee to the Trustee, whereupon the bonds of said Series so surrendered shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such bonds of said Series shall be cancelled and destroyed by the Trustee by shredding, compacting or other suitable means and a certificate of such cancellation and destruction shall be delivered to the Company. From and after the Release Date (as defined below), the bonds of Series No. 11 shall be deemed fully paid, satisfied and discharged and the obligations of the Company hereunder and thereunder shall be terminated. The Release Date shall be the date that the Bond Insurer (as such term is defined in the County Indenture), at the request of the Company, consents to the release of the Bonds of Series No. 11 as security for the Revenue Bonds, provided that in no event shall that date be later than the date as of which all bonds issued under the Indenture prior to the date of initial issuance of this bond (and excluding bonds of Series No. 11) have been retired through payment, redemption or otherwise (including those Bonds "deemed to be paid" within the meaning of that term used in Article XII of the Indenture) at, before or after the maturity thereof . On the Release Date, the bonds of this Series shall be surrendered by the County Trustee to the Trustee whereupon the bonds of Series No. 11 so surrendered shall be cancelled by the Trustee.

         Section 4. The bonds of Series No. 11 shall be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided in or permitted by Section 6 of Article I of the Indenture, as follows:

              (a) bonds of said Series executed on behalf of the Company by its President or a Vice-President and by its Secretary or an Assistant Secretary may be so executed by the manual or facsimile signature of such President or Vice-President and of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds of said Series, and any such manual or facsimile signature or signatures of such officer or officers of the Company, as above provided, on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby modified and amended, and shall be valid and effective for all purposes, PROVIDED that all bonds of said Series shall always be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice-President and of its Secretary or an Assistant Secretary, as above provided, AND PROVIDED, FURTHER, that none of such bonds shall be executed on behalf of the Company by the manual or facsimile signature of the same officer or person acting in more than one capacity; and

              (b) such corporate seal of the Company may be facsimile, and any bonds of said series on which such facsimile seal of the Company shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby modified and amended, and such facsimile seal shall be valid and effective for all purposes.

                                  ARTICLE III.

         Section 10 of Article III of the Indenture is hereby further amended to provide that the Company agrees to observe and comply with the provisions of said section as so amended hereby so long as the bonds of Series No. 11 are outstanding. The bonds outstanding on the date hereof to which said Section 10 applies are Nos. 7, 8, Series P, Nos. 1B, 2B, 3B and 4B, Series Q, No.s 9 and 10, Series R, and Series S.

         No covenant to provide a maintenance and renewal fund is made in respect of the bonds of Series No. 11. The absence of such a covenant shall not, however, limit the right of the Company to use, apply or certify bonds of Series No. 11 to comply with, or to satisfy its obligations under, any provision of the Indenture (including, without limitation, the provisions of Section 1 of Article VII of the Indenture).

         The bonds of Series No. 11 are intended to be used as collateral for and to secure payment of the Revenue Bonds as hereinabove provided, and, accordingly, the bonds of Series No. 11 shall be dated as of the date of issuance of the Revenue Bonds and shall bear interest from the Initial Interest Accrual Date, as hereinabove provided, notwithstanding anything to the contrary contained in the Indenture with respect to the dating of bonds and the date from which interest on bonds shall accrue.

                                  ARTICLE IV.

         Section 1. Capitalized terms used in this Article IV and not otherwise defined in this Indenture shall have the meanings set forth in the County Indenture.

         Section 2. Subsequent to the issuance of the Revenue Bonds, the Company shall not be required to establish compliance with the net earnings requirements of Section 5 of Article II of the Indenture in connection with any Conversion of Interest Rate Mode on the Revenue Bonds or any change in length of Long Term Rate Period. So long as the Revenue Bonds operate in any Interest Rate Mode other than the Long Term Rate where the Long Term Rate Period ends on the day prior to the final maturity of the Revenue Bonds, the Company shall include, for purposes of any required calculation of such net earnings requirement (as such requirement shall then be in effect), interest on the bonds of Series No. 11 at an annual rate of 15%. If at any time the interest rate on the Revenue Bonds is a Long Term Rate where the Long Term Rate Period ends on the day prior to the final maturity of the Revenue Bonds, the Company may include, for purposes of any calculation of such net earnings requirement, interest on bonds of Series No. 11 at the Long Term Rate then borne by the Revenue Bonds.

                                   ARTICLE V.

         Section 1. The provisions of this supplemental indenture shall be effective from and after the execution hereof; and the Indenture, as hereby modified and amended, shall remain in full force and effect.

         Section 2. Each holder or registered owner of a bond of any series not now outstanding which shall be authenticated by the Trustee and issued by the Company under the Indenture (as hereby amended) subsequent to the execution of this supplemental indenture and of any coupon pertaining to any such bond, by the acquisition, holding or ownership of such bond and coupon, thereby consents and agrees to, and shall be bound by, the provisions of this supplemental indenture.

         Section 3. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby modified and amended, except where the context otherwise indicates.

         Section 4. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby modified and amended.

         This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

         At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness outstanding, or to be outstanding, under and secured by the Indenture, as hereby modified and amended, is $559,230,000, consisting of and represented by First Mortgage Bonds, Pollution Control Series No. 7 and 8, Series P, Pollution Control Series No. 1B through No. 4B, inclusive, Series Q, Pollution Control Series No. 9 and 10, Series R, Series S and Series No. 11 of the Company, as follows:

                                         INTEREST                                                  PRINCIPAL
            SERIES                         RATE                     MATURITY DATE                   AMOUNT
            ------                         ----                     -------------                   ------
         No. 7                             7 3/8             May 1, 2010                             4,000,000(a)
                                           7.60              May 1, 2020                             8,900,000(a)
         No. 8                             7.45              September 15, 2016                     96,000,000
         P                                 7.92              May 15, 2007                           53,000,000
                                           8.55              May 15, 2027                           33,000,000
         No. 1B                            6 1/4             February 1, 2018                       20,930,000
         No. 2B                            6 1/4             February 1, 2018                        2,400,000
         No. 3B                            6 1/4             February 1, 2018                        7,200,000
         No. 4B                            6 1/4             February 1, 2018                        7,400,000
         Q                                 5.95              June 15, 2000                          61,500,000
                                           6.32              June 15, 2003                          62,000,000
         No. 9                             5 3/4             December 1, 2023                       50,000,000
         No. 10                            Variable          November 1, 2024                       52,300,000(b)
         R                                 7.55              June 1, 2025                           50,000,000
         S                                 5.99              January 15, 2006                       36,000,000
         No. 11                            Variable          May 1, 2023                            12,900,000(c)




     (a) To be paid and discharged not more than 90 days after issuance of Pollution Control Series No. 11

     (b)  An additional $1,700,000 remains to be issued.

     (c) To be presently issued by the Company under the Indenture, as hereby modified and amended.


         All of said bonds of Series P, Series Q, Series R and Series S, respectively, were sold by the Company to, and upon the issue thereof were owned and held by, the corporations and partnerships whose names and residences are stated in the Supplemental Indentures dated May

15, 1992, June 15, 1993, June 1, 1995 and January 15, 1996, respectively, executed by the Company to the Trustees under said Indenture as heretofore modified and amended.

         All of said bonds of Series No. 7 and Series No. 8 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, First Security National Bank and Trust Company, One First Security Plaza, Lexington, Fayette County, Kentucky 40507, as trustee (now succeeded by Bank One, Lexington, N.A.).

         All of said bonds of Series No. 1B through 4B, inclusive, and Series No. 9, and Series No. 10 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Bank One, Lexington, N.A., 201 East Main Street, Lexington, Fayette County, Kentucky 40507, as trustee.

         The Twelve Million Nine Hundred Thousand Dollars ($12,900,000) in principal amount of bonds of Series No. 11 proposed to be issued by the Company under the Indenture, as hereby modified and amended, are to be issued and delivered by the Company to, and upon the issuance thereof held by, The Bank of New York, 101 Barclay Street, 21st Floor, New York, New York 10286, as Trustee under the County Indenture.

         Section 5. The Company hereby gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustee under the Indenture, upon the trusts and for the purposes of the Indenture, as hereby modified, the following described properties:

         FIRST. The following described real estate of the Company situated in Carroll County, Kentucky:

         Beginning at a point in the easterly line of the Kentucky Utilities Company Tract, said point being South 24 deg. 28 min. 46 sec. East
         61.3 feet from the southerly right of way line of U.S. Route 42 and being 25.00 feet south of the centerline of a railroad track spur crossing the Froman Brothers Tract and said point having coordinate values of North 4761.118; West 1173.484,as related to the Control System for the Kentucky Utilities Ghent Generating Station; thence with the easterly line of the Kentucky Utilities Company tract South 24 deg. 28 min. 46 sec. East 2773.21 feet to an iron pin at the southeast corner of the Kentucky Utilities Company tract and at the northeast corner of a tract as conveyed to William and Nancy Diuguid by deed dated 2 January, 1973 and of record in Deed Book 77, Page 490, and also by deed 28 March, 1985 and of record in Deed Book 99, Page 71 in the aforementioned County Clerk's Office; thence leaving the line of the Kentucky Utilities Company and with the easterly line of Diuguid and a fence line South 24 deg. 32 min. 52 sec. East 1104.04 feet to a wooden fence post; thence South 24 deg. 27 min. 24 sec. East 1296.65 feet to a wooden fence post; thence South 22 deg. 48 min. 16 sec. East 877.17 feet to an 8" tree; thence South 23 deg. 51 min. 25 sec. East 542.98 feet to a wooden corner fence post; thence North 77 deg. 10 min. 11 sec. East 458.70 feet to a point in the center of Smiths Branch and in the west line of a tract as conveyed to Louis and Arlene Ward by deed dated 15 March, 1967 of record in Deed Book 65, Page 569, in the aforementioned County Clerk's Office; thence leaving the line of Diuguid and with the westerly line of Ward, and the meanders of Smiths Branch North 10 deg. 45 min. 08 sec. West 154.36 feet to a point; thence North 32 deg. 25 min. 30 sec. West 173.37 feet to a point; thence North 12 deg. 17 min. 31 sec. West 146.89 feet to a point; thence North 8 deg. 14 min. 33 sec. East 69.54 feet to a point; thence North 27 deg 23 min. 18 sec. East 164.22 feet to a point; thence North 13 deg. 40 min. 43 sec. West 122.33 feet to a point; thence North 7 deg. 56 min. 14 sec. Bast 367.68 feet to a point in the westerly line of a tract as conveyed to Billy and Millie Lewis by deed dated 14 March, 1966 of record in Deed Book 34, Page 133, and also by deed dated 13 March, 1954 of record in Deed Book 28, Page 469 in the office of the County Clerk of Gallatin County; thence continuing with the meanders of Smiths Branch and with the westerly line of Lewis North 19 deg. 10 min. 20 sec. West 102.35 feet to a point; thence North 2 deg. 19 min. 05 sec. West 550.18 feet to a point; thence North 38 deg. 04 min. 30 sec. West 159.34 feet to a 52" Sycamore tree in Smiths Branch; thence North 19 deg. 21 min. 20 sec. West 245.55 feet to a point; thence North 9 deg. 01 min. 35 sec. West 266.64 feet to a point; thence North 29 deg. 34 min. 52 sec. West 133.24 feet to a point; thence North 22 deg. 47 min. 27 sec. West 238.60 feet to a point; thence North 26 deg. 01 min. 55 sec. East 100.22 feet to a point; thence North 15 deg. 52 min. 02 sec. West 260.16 feet to a point; thence North 5 deg. 30 min. 06 sec. East 264.19 feet to a point; thence leaving Smiths Branch and continuing with the westerly line of Lewis North 22 deg. 53 min. 05 sec. West 427.33 feet to a point; thence North 27 deg. 56 min. 01 sec. West 2918.59 feet to a point, said point being 25.0 feet south of the centerline of the railroad track spur crossing the Froman Brothers Tract; thence leaving the line Lewis and 25.00 feet south of and parallel to the centerline of the railroad track spur the following courses and distances, with the arc of a curve to left having a radius of 696.03 feet and a long chord at South 80 deg. 32 min. 32 sec. West
         390.70 feet and a length of 396.02 feet to a point; thence South 64 deg. 14 min. 33 sec. West 136.58 feet to a point; thence with the arc of a curve to the right having a radius of 1321.62 feet and a long chord at South 65 deg. 34 min. 05 sec. West 61.14 feet and a length of
         61.15 feet to a point; thence South 66 deg. 53 min. 36 sec. West
         293.10 feet to a point; thence with the arc of a curve to the left having a radius of 1485.38 feet and a long chord at South 65 deg. 45 min. 20 sec. West 59.00 feet and a length of 59.00 feet to a point; thence South 64 deg. 37 min. 03 sec. West 274.06 feet to the point of beginning and containing 170.505 acres.

         Being a portion of a 202.84 acre tract of land conveyed to Robert C. Froman, James Perry Froman and John Craig Froman, by deed from Perry Craig Froman and Mary Carlisle Froman, his wife, dated January 2, 1976, and of record in Deed Book 82, Page 69, in the Carroll County Court Clerk's Office. John C Froman (a/k/a John Craig Froman) and Barbara B. Froman, his wife, conveyed his undivided one-third interest to John C. Froman, Trustee under a declaration of trust, by dead dated November 20, 1981, and of record in Deed Book 93, Page 496, the declaration of trust of same date being of record in Deed Book 93, Page 500, in the aforesaid Clerk's Office.

         SECOND. The following described real estate of the Company situated in Laurel County, Kentucky:

         Lying and being in Laurel County, Kentucky, and fronting on Myers-Baker Road in the City of London, and more particularly described as follows:

         Beginning at an iron pin found (stamped LS #2834) located in the north right-of-way of Myers-Baker Road approximately 800 feet in a westerly direction from aforementioned road and Ky. Highway 363, said corner also being the southwest corner of a tract of land conveyed to Robert Hasty (Deed Book 98, Pages 95 and 100). Thence leaving the north right-of-way of Myers-Baker Road N 15-44-56 E, 123.65 feet to an iron pin found (stamped LS #2834); thence N 16-31-13 E, 107.33 feet to an iron pin found (stamped LS #2834); thence N 74-12-52 W, 149.96 feet to an iron pin set (stamped LS #3007); thence S 16-28-20 W, 272.65 feet to an iron pin set (stamped LS #3007) located in the north right-of-way of Myers-Baker Road; thence with said right of way in an easterly direction 160 feet to the point of beginning, containing 0.88 acres, more or less.

         Being a portion of the same property conveyed to Don Lane Young and Jonnie Jean Young, husband and wife, by deed from Don Lane Young and Jonnie Jean Young, husband and wife, dated December 9, 1997, recorded January 26, 1998, in Deed Book 478, Page 525, records of the Laurel county Court Clerk's Office.

         THIRD. The following described real estate of the Company situated in Fayette County, Kentucky:

PROPERTY UPON WHICH CITIZENS FIDELITY BANK OFFICE BUILDING IS LOCATED

         Beginning at a point in the intersection of the east right-of-way line of South Limestone Street with the south right-of-way line of Service Entrance No. 1, said point being the intersection of the back of sidewalk of South Limestone Street with the back of curb of Service Entrance No. 1; thence running with the south right-of-way line of Service Entrance No. 1, S 29 deg. 03' 38" E, 13.38 feet to a point; thence continuing with the south right-of-way line of Service Entrance No. 1, S 36 deg. 53' 08" E, 46.23 feet to a point; thence continuing with the south right-of-way line of Service Entrance No. 1, S 35 deg. 07' 54" E, 60.58 feet to a point; thence continuing with the south right-of-way line of Service Entrance No. 1, 38.27 feet along an arc whose radius is 390.97 feet, the chord of which bears S 37 deg. 56' 14" E, 38.26 feet to a point; thence continuing with the south right-of-way line of Service Entrance No. 1, S 40 deg. 44' 20" E, 69.40 feet to a point; thence running 14.38 feet along an arc whose radius is 9.00 feet, the chord of which bears S 03 deg. 28' 43" W, 12.90 feet to a point in the west right-of-way line of Service Entrance No. 2; thence running with the west right-of-way line of Service Entrance No. 2, S 48 deg. 34' 00" W,
         57.23 feet to a point; thence continuing with the west right-of-way line of Service Entrance No. 2, N 41 deg. 26' 00" W, 2.57 feet to a point; thence continuing with the west right-of-way line of Service Entrance No. 2, S 49 deg.

         09' 12" W, 11 .24 feet to a point; thence running 6.40 feet along an arc whose radius is 4.00 feet, the chord of which bears N 84 deg. 59' 38 W, 5.74 feet to a point in the north right-of-way line of New Vine Street; thence running with the north right-of-way line of New Vine Street, N 39 deg. 08' 28" W, 12.90 feet to a point; thence continuing with the North right-of-way line of New Vine Street
         145.47 feet along an arc whose radius is 348.71 feet, the chord of which bears N 27 deg. 08' 38 W, 144.42 feet to a point; thence continuing with the north right-of-way line of New Vine Street, N 15 deg. 13' 49 W, 1.98 feet to a point; thence continuing with the north right-of-way line of New Vine Street 73.76 feet along an arc whose radius is 402.71 feet, the chord of which bears N 20 deg. 26' 19 W, 73.66 feet to a point; thence running 6.88 feet along an arc whose radius is 15.00 feet, the chord of which bears, N 12 deg. 32' 30 W, 6.82 feet to a point in the east right-of-way line of south Limestone Street; thence running with the east right-of-way line of south Limestone Street, N 48 deg. 46' 47 E, 31.17 feet to the point of beginning, containing 14.586 square feet; and being all of Disposal Block 3, Parcel 1, of a Final Record Plat for Lexington Urban Renewal and Community Development Agency, of record in the Fayette County Clerk's office in Plat Cabinet A, Slide 610.

PROPERTY UPON WHICH CITIZENS FIDELITY BANK GARAGE IS LOCATED

TRACT I:

         Beginning at a point in the intersection of the north right-of-way line of New Vine Street with the west right-of-way line of the Harrison Avenue viaduct, said point being in the intersection of the back-of-sidewalk of New Vine Street with the projected west facia of the Harrison Avenue viaduct; thence running with the north right-of-way Line of New Vine Street N 41 deg. 19' 31" W, 325.34 feet to a point in the intersection of the back-of-sidewalk of New Vine Street with the east right-of-way line of Service Entrance No. 2; thence running with the east right-of-way line of Service Entrance No. 2, N 48 deg. 36' 18 E, 34.43 feet to a point; thence continuing with the east right-of-way line of Service Entrance No. 2, N 79 deg. 50' 10 E. 17.95 feet to a point; thence running S 67 deg. 42' 48 E, 33.60 feet to a point in the south property line of Adcor Realty; thence running with the south line of Adcor Realty, S 41 deg. 24' 26 E, 286.17 feet to a point in the west right-of-way line of the Harrison Avenue viaduct; thence running with the west right-of-way line of the Harrison Avenue viaduct, S 48 deg. 48' 43 W, 65. 20 feet to the point of beginning, and containing 20,691 square feet; and being all of Disposal Block 3, Parcel 3, of a Final Record Plat for Lexington Urban Renewal and community Development Agency, of record in the Fayette County Clerk's office, in Plat Cabinet A, Slide 611.

TRACT II:

         Beginning at an iron pin in the Intersection of the north right-of-way line of New Vine Street with the east right-of-way line of the Harrison Avenue viaduct, said pin being in the intersection of the back-of-sidewalk of New Vine Street with the projected east facia of the Harrison Avenue viaduct; thence running with the north right-of-way line of New Vine Street, N 40 deg. 42' 10 W, 43.65 feet to an iron pin in the west right-of-way line of the Harrison Avenue viaduct, said pin being in the intersection of the projected west facia of the Harrison Avenue viaduct with the north right-of-way line of New Vine Street; thence running with the west right-of-way line of the Harrison Avenue viaduct, N 48 deg. 48' 43" E, 65.20 feet to an iron pin in the extreme southwest line of property owned by Adcor Realty Company, said pin being in the intersection of the projected west facia of the Harrison Avenue viaduct with the extreme southwest line of the Adcor Realty property; thence running with the line of Adcor Realty, S 41 deg. 24' 26 E, 43.56 feet to a point in the east right-of-way line of the Harrison Avenue viaduct, said point being in the intersection of the projected east facia of the Harrison Avenue viaduct with the extreme southwest line of Adcor Realty; thence running with the east right-of-way line of the Harrison Avenue viaduct, S 48 deg. 44' 09 W, 65.74 feet to the point of the beginning, and containing 2,855 square feet, more or less, and being all of Parcel 3 of Disposal Block 2, Parcel 1-A and the area beneath the Harrison Avenue viaduct, of Final Consolidation Record Plat for the Lexington Urban Renewal and Community Development Agency, and the Lexington-Fayette Urban County Government, of record in Plat Cabinet
         A, Slide 756, in the aforesaid clerk's office. All bearings are referred to the true meridian.

TRACT III:

         Beginning at an iron pin in the intersection of the north right-of-way line of New Vine Street with the east right-of-way line of the Harrison Avenue viaduct, said pin being in the intersection of the back-of-sidewalk of New Vine Street with the projected east facia of the Harrison Avenue viaduct; thence running with the east right-of-way line of the Harrison Avenue viaduct, N 48 deg. 44' 09" E, 65.74 feet to a point in the south property line of Adcor Realty; thence running with the south property line of Adcor Realty, S 41 deg. 24' 26" E, 202.45 feet to an iron pin; thence running S 48 deg. 43' 49" W, 66.62 feet to an iron pin in the north right-of-way line of New Vine Street, said pin being in the back-of-sidewalk of New Vine Street; thence with the back-of-sidewalk and north right-of-way line of New Vine Street, N 41 deg. 09' 21 W, 202.45 feet to the point of beginning and containing 13,399 square feet, more or less; and being all of Disposal Block 2, Parcel 1A, of a Final Record Plat for Lexington Urban Renewal and Community Development Agency, of record in the Fayette County Clerk's office, in Plat Cabinet A, Slide 757. All bearings are referred to the true meridian.

         There is included herein two easements for air rights to the following two described tracts that adjoin the above described property:

TRACT I           AIR RIGHTS OVER SERVICE ENTRANCE NO. 2

         Beginning at a point in the intersection of the north right-of-way line of New Vine Street and the east right-of-way line of Service Entrance No. 2; and running thence N, 41 deg. 19' 31" W, 34.00 feet, more or less, to a point in the west right-of-way line of Service Entrance No. 2; thence with the west right-of-way line of Service Entrance No. 2, N 49 deg. 09' 12" E 6.20 feet, more or less, to a point; thence continuing with the right-of-way line of Service Entrance No. 2. S 41 deg. 26' 00" E, 2.57 feet to a point; thence continuing with the west right-of-way line of Service Entrance No. 2, N 48 deg. 34' 00" E, 58.23 feet, more or less, to a point; thence S 41 deg. 24' 26" E, 70.65 feet, more or less, to a point in the east right-of-way line of Service Entrance No. 2; thence with the east right-of-way line of Service Entrance No. 2 for three calls: N 67 deg. 42' 48" W, 33.60 feet; S 79 deg. 50' 10, W,
         17.95 feet; and S 48 deg. 36' 18" W, 34.43 feet to the point of beginning, and containing 2,504 square feet, more or less.

TRACT II AIR RIGHTS OVER SIDEWALK

         Beginning at a point in the intersection of the north right-of-way line of New Vine Street and the east right-of-way line of Service Entrance No. 2; and running thence with the north right-of-way line of New Vine Street for three calls: S 41 deg. 19' 31" E, 325.34 feet; S 40 deg. 42' 10 E, 43.65 feet; and S 41 deg. 09' 21" E, 70.50 feet to a point; thence S 48 deg. 40' 29" W, 2.00 feet to a point in the sidewalk on the north side of New Vine Street; thence N 41 deg. 14' 11" W, 439.49 feet to a point in the sidewalk on the north side of New Vine Street; thence N 48 deg. 40' 29" E, 2.00 feet to the point of beginning, and containing 978 square feet, more or less. All bearings are referred to the true meridian.

         All of the foregoing described property being the same property conveyed to KU Capital Corporation, a Kentucky corporation, by deed from Lime & Vine Realty Company dated March 25, 1992, of record in Deed Book 1620, Page 635, in the Fayette County Clerk's office.

         IN WITNESS WHEREOF, said Kentucky Utilities Company has caused this instrument to be executed in its corporate name by its President, Vice-President or its Treasurer and its corporate seal to be hereunto affixed and to be attested and countersigned by its Executive Vice President, General Counsel and Corporate Secretary, and said US Bank Trust National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Secretaries, and said Patrick J. Crowley for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

                                             KENTUCKY UTILITIES COMPANY


                                             By

                                                             C.A. MARKEL
                                                             TREASURER

ATTEST:
                  JOHN R. MCCALL
           EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
          AND CORPORATE SECRETARY

                                                                (CORPORATE SEAL)

                                             US BANK TRUST NATIONAL ASSOCIATION

                                             By

                                                             JOHN D. BOWMAN
                                                               VICE PRESIDENT

ATTEST:

                  CYNTHIA W. BROWN
                   ASSISTANT SECRETARY

                                                                (CORPORATE SEAL)



                                                             PATRICK J. CROWLEY

                                                                          (SEAL)

COMMONWEALTH OF KENTUCKY                   } SS:

COUNTY OF FAYETTE

         I, ______________, a Notary Public in and for said County in the Commonwealth aforesaid, do hereby certify that C. A. Markel, Treasurer of Kentucky Utilities Company, a Kentucky and Virginia corporation, and John R. McCall, Executive Vice President, General Counsel and Corporate Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said C. A. Markel, upon oath, acknowledged himself to be Treasurer of said corporation and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by himself as such officer.

         Given under my hand and official seal this 15th day of May, 2000.

                                  ----------------------------------------
                                  NOTARY PUBLIC

                                  My commission expires: ____________, 20___

(NOTARIAL SEAL)

STATE OF NEW YORK                       } SS:

COUNTY OF NEW YORK

         I, Janet P. O'Hara, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

         (a) John D. Bowman, a Vice President of US Bank Trust National Association, a national banking association, and Cynthia W. Brown, an Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said John D. Bowman upon oath, acknowledged himself to be a Vice President of said corporation and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by himself as such officer; and

         (b) Patrick J. Crowley, personally known to me to be the same person described in, and whose name is subscribed to, the foregoing instrument, appeared before me this day in person and acknowledged before me that he executed, signed, sealed and delivered said instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.

Given under my hand and official seal this 15th day of May, 2000.

                                  ---------------------------------------
                                  NOTARY PUBLIC

                                  My commission expires: _____________, 20___

                                                              (NOTARIAL SEAL)

                             ---------------------

         This instrument was prepared by John R. McCall, Esq., 220 West Main Street, Louisville, Kentucky 40202.